UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2015

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Effective May 31, 2015, the Federal Home Loan Bank of Des Moines (the “Des Moines Bank”) completed its previously announced merger (the “Merger”) with the Federal Home Loan Bank of Seattle (the “Seattle Bank”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2014, between the Des Moines Bank and the Seattle Bank. At closing, the Seattle Bank merged with and into the Des Moines Bank, with the Des Moines Bank surviving the Merger as the continuing bank (the “Continuing Bank”).

Pursuant to the terms of the Merger Agreement, each share of Seattle Bank Class A stock outstanding at the effective time of the Merger was converted into one share of Des Moines Bank Class A stock and each share of Seattle Bank Class B stock outstanding at the effective time of the Merger was converted into one share of Des Moines Bank Class B stock, which was designated as Des Moines Bank membership stock or Des Moines Bank activity-based stock in accordance with the Capital Plan of the Continuing Bank. No shares of Seattle Bank capital stock remained outstanding. The Des Moines Bank members retained the Des Moines Bank capital stock they owned immediately prior to the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 1, 2015, the Des Moines Bank filed a Current Report on Form 8-K (the “Original Report”) announcing the completion of the acquisition of the Seattle Bank. This Current Report on Form 8-K/A amends the Original Report to provide the unaudited pro forma condensed combined financial information described in Item 9.01(b) below.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this amended Current Report on Form 8-K/A and incorporated herein by reference.

(d) Exhibits

Exhibit 99.1 Unaudited pro forma condensed combined financial statements.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 7, 2015	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President